UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 5, 2026

ASSERTIO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 South Saunders Rd., Suite 300,

Lake Forest, IL 60045

(Address of principal executive offices, including zip code)

(224) 419-7106

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Assertio Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on May 5, 2026 at 11:30 a.m. Central Time (the “Annual Meeting”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Meeting, the Company’s stockholders approved an amendment and restatement to the Company’s Amended and Restated 2014 Omnibus Incentive Plan (as so amended, the “2014 Plan”) to increase the number of shares available for issuance thereunder by 400,000 shares.

For additional information regarding the 2014 Plan, please refer to the heading “Description of the 2014 Plan” contained in Proposal 2 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 6, 2026 (the “Proxy Statement”).

The foregoing description and the summary contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2014 Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals: (i) to elect the six director nominees to hold office until the 2027 Annual Meeting of Stockholders (“Proposal 1”); (ii) to approve an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder (“Proposal 2”); (iii) to approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal 3”); and (iv) to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (“Proposal 4”).

A summary of the final voting results for each of the four matters voted upon by the stockholders at the Annual Meeting is set forth below.

Proposal 1: The stockholders of the Company elected each of the six director nominees to serve on the board of directors (the “Board”) for a term to expire at the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. The votes on Proposal 1 were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Heather L. Mason	1,760,660	488,116	25,397	1,802,006
Sravan K. Emany	1,757,938	490,430	25,803	1,802,008
Sigurd C. Kirk	1,748,914	499,041	26,216	1,802,008
William T. McKee	1,751,923	496,448	25,801	1,802,007
Mark L. Reisenauer	1,783,789	463,495	26,887	1,802,008
David M. Stark	1,767,339	480,127	26,705	1,802,008

Proposal 2: The stockholders of the Company approved an amendment and restatement of the Company’s Amended and Restated 2014 Omnibus Incentive Plan to increase the number of shares available for issuance thereunder. The votes on Proposal 2 were as follows:

Votes For	1,613,296
Votes Against	578,470
Abstentions	82,404
Broker Non-Votes	1,802,009

Proposal 3: The stockholders of the Company approved, on an advisory basis, the compensation of the Company’s named executive officers. The votes on Proposal 3 were as follows:

Votes For	1,739,652
Votes Against	451,308
Abstentions	83,209
Broker Non-Votes	1,802,010

Proposal 4: The stockholders of the Company ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The votes on Proposal 4 were as follows:

Votes For	3,577,437
Votes Against	289,020
Abstentions	209,722
Broker Non-Votes	0

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description
10.1	Assertio Holdings, Inc. Amended and Restated 2014 Omnibus Incentive Plan, As Amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2026

ASSERTIO HOLDINGS, INC.

/s/ Sam Schlessinger
Sam Schlessinger
Executive Vice President, General Counsel